EXHIBIT 99.4

HERITAGE INSURANCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 30, 2017, Heritage Insurance Holdings, Inc. (“Heritage” or the “Company”) completed the acquisition of all of the outstanding capital stock of NBIC Holdings, Inc. (“NBIC”), the parent company of Narragansett Bay Insurance Company, a leading specialty underwriter of personal residential insurance products and services in several states along the Eastern seaboard. The acquisition resulted in NBIC becoming a wholly-owned subsidiary of the Company (the “Acquisition”). The Company completed the NBIC Acquisition pursuant to the previously disclosed Agreement and Plan of Merger, dated as of August 8, 2017, by and among the Company, Gator Acquisition Merger Sub, Inc., NBIC and PBRA, LLC, in its capacity as Stockholder Representative (the “Merger Agreement”).

The purchase price for the Acquisition was $250 million, including $210 million in cash, plus 2,222,215 shares of the Company’s common stock (the “Stock Consideration”) with an aggregate value of $40 million, subject to a post-closing book value adjustment. The Stock Consideration was issued at closing in an exempt private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. In accordance with the Merger Agreement, 687,802 shares from the Stock Consideration were placed into an escrow account to secure any amounts payable pursuant to the post-closing book value adjustment provisions.

The cash portion of the purchase price for the Acquisition was financed in part through the proceeds of the Company’s offering of its 5.875% Convertible Senior Notes due 2037 (the “Convertible Notes”), which was completed on August 16, 2017. In connection with the issuance of the Convertible Notes, the Company repurchased $40 million of its common stock.

The underlying historical financial information of Heritage and NBIC presented below was derived from the Company’s historical financial statements and NBIC’s historical financial statements filed herewith on this Form 8-K/A, as well as adjustments which management believes are reasonable to account for the Acquisition.

The pro forma condensed combined statements of income for the nine months ended September 30, 2017 and for the year ended December 31, 2016 assume that the Acquisition occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes the Acquisition occurred on September 30, 2017. The Company presents these pro forma condensed combined financial results for informational purposes only, and the pro forma financial statements are not necessarily indicative of what the combined company’s results of operations or financial position would actually have been had the Acquisition been completed on the dates indicated. In addition, the pro forma condensed combined statements of income do not purport to project the future operating results of the combined company.

The tax rate used for these pro forma combined condensed financial statements is an estimated statutory tax rate. As a result, it will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial information;

•	NBIC’s consolidated financial statements and related notes thereto contained in Exhibits 99.1 and 99.2 of this Form 8-K/A;

•	Heritage’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the years ended December 31, 2016; and

•	Heritage’s condensed consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2017

HERITAGE INSURANCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2017

(Amounts in thousands, except per share and share amounts)

	Heritage As Reported	NBIC	Pro Forma Adjustments	Notes		Heritage Pro Forma
Revenues:
Gross premiums written	455,845	251,630	—			707,475
Change in gross unearned premiums	4,180	(15,013)	—			(10,833)

Gross premiums earned	460,025	236,617	—			696,642
Ceded premiums	(182,189)	(197,590)	—			(379,779)

Net premiums earned	277,836	39,027	—			316,863
Net investment income	8,210	1,771	—			9,981
Ceding commission earned	—	61,323	—			61,323
Net realized gains	1,011	—	—			1,011
Other revenue	10,948	935	—			11,883

Total revenue	298,005	103,056	—			401,061
Operating Expenses:
Loss and loss adjustment expenses	156,728	15,788	—			172,516
Policy acquisition costs	66,086	45,833	—			111,919
General and administrative expenses	48,826	15,949	2,043	(a	)	66,818

Total operating expenses	271,640	77,570	2,043			351,253

Operating income (expense)	26,365	25,486	(2,043)			49,808
Interest expense, net	7,010	—	6,128	(b	)	13,138
Amortization of debt issuance costs	1,153	—	715	(b	)	1,868
Other non-operating expenses	6,883	—				6,883

Income before income taxes	11,319	25,486	(8,886)			27,919
Provision for income taxes	7,390	9,263	(3,396)	(c	)	13,257

Net income	3,929	16,223	(5,490)			14,662

Weighted average shares outstanding
Basic	27,647,146			(d	)	29,869,361
Diluted	27,647,146			(d	)	29,869,361
Earnings per share:
Basic	0.14			(d	)	0.49
Diluted	0.14			(d	)	0.49

See notes to unaudited condensed consolidated financial statements

HERITAGE INSURANCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2016

(Amounts in thousands, except per share and share amounts)

	Heritage As Reported	NBIC	Pro Forma Adjustments	Notes		Heritage Pro Forma
Revenues:
Gross premiums written	626,704	306,622	—			933,326
Change in gross unearned premiums	13,814	(13,899)	—			(85)

Gross premiums earned	640,518	292,723	—			933,241
Ceded premiums	(228,797)	(223,291)	—			(452,088)

Net premiums earned	411,721	69,432	—			481,153
Net investment income	9,181	2,136	—			11,317
Ceding commission earned	—	69,921	—			69,921
Net realized gains	1,733	—	—			1,733
Other revenue	16,323	1,137	—			17,460

Total revenue	438,958	142,626	—			581,584
Operating Expenses:
Loss and loss adjustment expenses	238,862	29,102	—			267,964
Policy acquisition costs	84,421	56,999	—			141,420
General and administrative expenses	58,910	25,452	7,207	(a	)	91,569

Total operating expenses	382,193	111,553	7,207			500,953

Operating income (expense)	56,765	31,073	(7,207)			80,631
Interest expense, net	321	—	9,927	(b	)	10,248
Amortization of debt issuance costs	41	—	1,116	(b	)	1,157

Income before income taxes	56,403	31,073	(18,250)			69,226
Provision for income taxes	22,538	10,887	(6,596)	(c	)	26,829

Net income	33,865	20,186	(11,654)			42,397

Weighted average shares outstanding
Basic	29,632,171			(d	)	31,854,386
Diluted	29,634,349			(d	)	31,856,564
Earnings per share
Basic	1.14			(d	)	1.33
Diluted	1.14			(d	)	1.33

See notes to unaudited condensed consolidated financial statements

HERITAGE INSURANCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(Amounts in thousands)

	Heritage As Reported	NBIC	Pro Forma Adjustments	Notes		Heritage Pro Forma
ASSETS
Fixed maturity securities, available for sale, at fair value	494,484	101,257	—			595,741
Equity securities, available for sale, at fair value	25,396	—	—			25,396

Total investments	519,880	101,257	—			621,137
Cash and cash equivalents	352,321	81,154	(210,000)	(e	)	223,475
Restricted cash	19,853	—	—			19,853
Accrued Investment income	4,635	495	—			5,130
Premiums receivable, net	35,326	30,774	—			66,100
Reinsurance recoverable on paid and unpaid claims	370,751	103,703	—			474,454
Prepaid reinsurance premiums	153,955	137,730	—			291,685
Income taxes receivable	1,649	—	1,591	(i	)	3,240
Deferred income taxes	—	14,679	(14,679)	(f	)	—
Deferred policy acquisition costs, net	41,888	33,005	(33,005)	(g	)	41,888
Property and equipment, net	16,198	2,830	—			19,028
Intangibles, net	22,967	435	80,805	(a	)	104,207
Goodwill	46,454	—	109,072	(h	)	155,526
Other assets	13,107	6,403				19,510

Total Assets	1,598,984	512,465	(66,216)			2,045,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Unpaid losses and loss adjustment expenses	489,580	87,487	—			577,067
Unearned premiums	313,843	175,493	—			489,336
Reinsurance payable	158,122	52,994	—			211,116
Note payable, net of issuance costs	188,634	—	—			188,634
Deferred income taxes	4,493	—	2,013	(f	)	6,506
Advance premiums	20,397	7,122	—			27,519
Accrued compensation	6,955	2,969	—			9,924
Other liabilities	53,547	76,141	4,718	(i	)	134,406
Funds held by companies under reinsurance treaties	61,732	16	—			61,748

Total Liabilities	1,297,303	402,222	6,731			1,706,256
Stockholders’ Equity
Common stock	2	—	2	(j	)	4
Additional paid-in capital	209,338	123,070	(83,072)	(j	)	249,336
Accumulated other comprehensive loss	(422)	(2,615)	2,615	(j	)	(422)
Treasury stock	(87,185)	—	—	j		(87,185)
Retained earnings	179,948	(10,212)	7,508	(j	)	177,244

Total Stockholders’ Equity	301,681	110,243	(72,947)			338,977

Total Liabilities and Stockholders’ Equity	1,598,984	512,465	(66,216)			2,045,233

See notes to unaudited condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Preparation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The Company prepared the pro forma condensed combined statements of income under the acquisition method of accounting in accordance with existing U.S. generally accepted accounting principles (“U.S. GAAP”) – Accounting Standard Codification (“ASC”) 805, Business Combinations. Under the acquisition method of accounting, the Company measured the total purchase price (consideration transferred) as described in Note 2, “Consideration Transferred.” The Company based the value of the underlying tangible and intangible assets acquired and liabilities assumed on their respective estimated fair market values as of the balance sheet date, with any excess purchase price allocated to goodwill. The determination of the fair value of NBIC’s assets and liabilities requires extensive use of estimates and management’s judgment. The Company will continue to evaluate information obtained up to and following the closing of the NBIC Acquisition, including during the measurement period, to update the fair value of assets acquired and liabilities assumed, which may differ materially from these preliminary estimates.

The pro forma condensed combined statements of income are preliminary and have been prepared solely for the purpose of providing pro forma financial information prepared in accordance with the rules and regulations prescribed by the U.S. Securities and Exchange Commission (“SEC”). Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the pro forma condensed combined financial information and the Company’s future consolidated results of operations.

Acquisition-related transaction costs (e.g., investment banking, advisory, legal, valuation, and other professional fees) and certain merger-related costs and charges have not been included as a component of consideration transferred, as they must be expensed as incurred. Total transaction costs incurred for the year ended December 31, 2016 and the nine months ended September 30, 2017 are approximately $0 and $2.2 million, respectively. The Company estimates that it will incur transaction costs totaling approximately $6.5 million in connection with the Acquisition. The costs that the Company may ultimately incur could differ materially from this amount.

In order to prepare the pro forma condensed combined statements of income, the Company performed a preliminary review of NBIC’s accounting policies to identify significant differences. During the preparation of the unaudited pro forma condensed combined financial statements, the Company did not become aware of any material differences, other than presentation of certain line items in the condensed combined statements of income and balance sheet, between the accounting policies of the Company and NBIC. The Company is currently conducting a detailed review of NBIC’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of NBIC’s presented results of operations, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma condensed combined financial statements. For the purpose of aligning NBIC’s presentation of certain line items in the pro forma condensed combined statements of income and balance sheet to Heritage’s presentation, reclassification adjustments have been made to NBIC’s historical financial statements, as detailed below.

The following reclassifications have been made to conform NBIC’s historical financial statements to Heritage’s presentation of the unaudited pro forma condensed combined statements of income:

			For the Nine Months Ended September 30, 2017
(in thousands)		Gross premiums written	Change in gross unearned premiums	Ceded premiums	Net investment income	Net realized gains	Other revenue	Policy acquisition costs	General and admin expenses

Net premiums earned	36,164	251,630	(15,013)	(200,453)	—	—	—	—	—
Net investment income	1,938	—	—	—	1,771	—	167	—	—
Other Income	3,620	—	—	2,863	—	—	768	—	(11)

Net Total	41,722	251,630	(15,013)	(197,590)	1,771	—	935	—	(11)

Policy acquisition costs	(44,699)	—	—	—	—	—	—	(44,699)	—
General and administrative expenses	(17,072)	—	—	—	—	—	—	(1,134)	(15,938)

Net Total	(20,049)	251,630	(15,013)	(197,590)	1,771	—	935	(45,833)	(15,949)

			For the Year Ended December 31, 2016
(in thousands)		Gross premiums written	Change in gross unearned premiums	Ceded premiums	Net investment income	Net realized gains	Other revenue	Policy acquisition costs	General and admin expenses

Net premiums earned	65,622	306,622	(13,899)	(227,101)	—	—	—	—	—
Net investment income	2,209	—	—	—	2,136	—	73	—	—
Other Income	4,874	—	—	3,810		—	1,064	—	—

Net Total	72,705	306,622	(13,899)	(223,291)	2,136	—	1,137	—	—

Policy acquisition costs	(56,048)	—	—	—	—	—	—	(56,048)	—
General and administrative expenses	(26,403)	—	—	—	—	—	—	(951)	(25,452)

Net Total	(9,746)	306,622	(13,899)	(223,291)	2,136	—	1,137	(56,999)	(25,452)

The following reclassifications have been made to conform NBIC’s historical financial statements to Heritage’s presentation of the unaudited pro forma condensed combined balance sheet:

	As of September 30, 2017
(in thousands)		Fixed maturity securities, available for sale, at fair value	Cash and cash equivalents	Reinsurance recoverable on paid and unpaid claims	Prepaid re- insurance premiums	Property and equipment, net	Intangibles, net	Other assets

Fixed maturity securities, available for sale, at fair value	$98,263	$98,263	—	—	—	—	—	—
Cash and cash equivalents	84,148	2,994	81,154	—	—	—	—	—
Land and buildings	1,860	—	—	—	—	1,860	—	—
Reinsurance recoverable on paid losses	34,433	—	—	34,433	—	—	—	—
Reinsurance recoverable on unpaid losses	69,270	—	—	69,270	—	—	—	—
Ceded unearned premium reserves	137,730	—	—	—	137,730	—	—	—
Furniture, equipment and software	970		—	—	—	970	—	—
Equity from pools and associations	3,701	—	—	—	—	—	—	3,701
Other assets	3,137	—	—	—	—	—	435	2,702

Net total	433,512	101,257	81,154	103,703	137,730	2,830	435	6,403

		As of September 30, 2017
(in thousands)		Accrued compensation	Other liabilities

Unearned ceding commission	$57,953	—	$57,953
Commissions payable	9,085	—	9,085
Accrued expenses and accounts payable	8,562	—	8,562
Accrued retirement plan	3,510	2,969	541

Net total	79,110	2,969	76,141

The pro forma condensed combined statements of income do not reflect the realization of any expected reinsurance or operational synergies from the Acquisition following the completion of the business combination. The pro forma condensed combined statements of income also do not include any adjustment for costs that may result from integration activities, as management has not completed its assessment of the costs, if any, associated with such activities. Significant costs may ultimately be recorded for other exit and integration activities.

Note 2 – Consideration Transferred

In accordance with the terms of the Merger Agreement governing the Acquisition, total consideration for the Acquisition consisted of (i) approximately $210.0 million in cash and (ii) shares of Heritage common stock with an aggregate value of approximately $40.0 million, subject to a post-closing book value related adjustment.

The following table summarizes the components of the consideration transferred:

(in thousands, except per share and share amounts)
Shares of Heritage common stock issued (1)	2,222,215
Share price	18.00
Stock consideration to NBIC stakeholders	40,000
Cash consideration to NBIC stakeholders	210,000

Total purchase price	$250,000

(1) The value of each share of the Company’s common stock was based on the volume-weighted average price of the Company’s common stock during the five business-day period ending on November 29, 2017.

Note 3 – Preliminary Purchase Price Allocation

The total purchase price as summarized above was allocated to NBIC’s tangible and intangible assets acquired and liabilities assumed for purposes of the pro forma condensed combined financial information, based on their estimated relative fair values assuming the Acquisition was completed as of the pro forma balance sheet date presented.

The following table presents the Company’s preliminary estimates of the fair values of NBIC’s tangible and intangible assets acquired and liabilities assumed. These preliminary estimates are based on the information available as of the balance sheet date and have been made solely for the purpose of providing the pro forma condensed combined financial statements.

The Company is continuing to evaluate the underlying inputs and assumptions used in its valuations. Accordingly, these preliminary estimates are subject to change following the closing of the Acquisition, including during the measurement period.

The following table summarizes the allocation of the preliminary purchase price as of the balance sheet date:

(in thousands)	Amount
Cash and cash equivalents	$81,154
Investments	101,258
Premiums receivable	30,774
Reinsurance recoverable on paid and unpaid claims	103,703
Prepaid reinsurance premiums	137,730
Intangible assets	81,240
Other assets	9,728

Total assets acquired	$545,587
Unpaid losses and loss adjustment expenses	87,487
Unearned premiums	175,493
Reinsurance payable	52,994
Other liabilities assumed	88,685

Total liabilities assumed	$404,659
Total net assets acquired	$140,928
Goodwill	109,072
Total purchase price	$250,000

Note 4 – Pro Forma Adjustments

a)	Reflects an adjustment to the NBIC’s amortization expense of $4.3 million and $7.2 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, related to acquired intangible assets partially offset by the related amortization reversal and acquisition transaction costs incurred to date. In addition, included in the adjustment is the reversal of amortization expense for the nine months ended September 30, 2017 and the year ended December 31, 2016 related to NBIC’s historical intangible assets eliminated for the purpose of the pro forma condensed combined financial statements.

The following table presents the preliminary fair values that the Company has assigned to the identifiable intangible assets, the average estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets:

	Estimated Fair Value (in thousands)	Average Estimated Useful Life (in years)	Amortization for the Nine Months Ended September 30, 2017 (in thousands)	Amortization for the Year Ended December 31, 2016 (in thousands)
Agent Relationships	10,700	10	$803	$1,070
Trade Name	7,000	10	525	700
Insurance Licenses	1,140	Indefinite	—	—
Non-Compete Agreements	4,000	1-2	941	2,745
Renewal Rights	40,600	15	2,030	2,707
Business Acquired “VOBA” (1)	17,800	(1)	—	—

Total	$81,240		$4,299	$7,222

(in thousands)
NBIC’s amortization of historical intangibles			(11)	(15)
Transaction costs			(2,245)	—

Net general and administrative expense adjustments			$2,043	$7,207

(1)	NBIC’s historical amortization of deferred policy acquisition costs reflects the estimated continuing impact on the statements of income of the combined entity. As such, a pro forma adjustment for the amortization of VOBA over an estimated 12 month period has not been reflected in the unaudited pro forma condensed combined statements of income presented.

In addition, reflected in this adjustment is the derecognition of NBIC’s intangible assets of $0.4 million, which reflects the assets’ values as of September 30, 2017.

This adjustment also reflects the derecognition of transaction costs related to the Acquisition. Heritage estimates total transaction costs for the Acquisition will be approximately $6.5 million. The costs that Heritage may ultimately incur could differ materially from this amount. Transaction costs include fees for investment banking, advisory, legal, valuation, and other professional services. As the transaction costs will not have a continuing impact, Heritage has not shown the transaction costs in the pro forma statements of income. The pro forma statements of income remove $2.2 million in nonrecurring transaction costs from General & Administrative Expenses for the nine months ended September 30, 2017. Heritage reflects the remaining transaction costs in the pro forma balance sheet as of September 30, 2017 as an increase to Other Liabilities and a decrease to Retained Earnings.

b)	In connection with the Acquisition, the Company issued $136.8 million aggregate principal amount of Convertible Notes to finance a portion of the cash component of the consideration paid to NBIC stakeholders.

The interest expense adjustment reflects interest expense of $6.1 million and $9.9 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, related to the Convertible Notes issued in connection with the Acquisition. The Company’s historical financial statements for the nine months ended September 30, 2017 include interest expense of $1.3 million related to the Convertible Notes.

The amortization adjustment of $0.7 million and $1.1 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, is to reflect amortization of capitalized costs incurred in connection with the issuance of the Convertible Notes. The Company’s historical financial statements as at September 30, 2017 include amortization of $0.1 million related to the Convertible Notes.

c)	Reflects the federal and state tax impact for combination income adjustments and the impact of recording state taxes on historical results for the business combination.

d)	The following table shows the Company’s calculation of pro forma combined basic and diluted earnings per share for the nine months ended September 30, 2017 and the year ended December 31, 2016:

Earnings per share

(in thousands, except per share and share data)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Pro forma net income from continuing operations	$14,662	$42,397
Basic weighted average Heritage shares outstanding	27,647,146	29,632,171
Heritage shares issued as Acquisition consideration	2,222,215	2,222,215

Pro forma basic weighted average shares outstanding	29,869,361	31,854,386
Heritage historical dilutive shares outstanding	—	2,178

Pro forma diluted weighted average shares outstanding	29,869,361	31,856,564
Pro forma basic earnings per share from continuing operations	$0.49	$1.33
Pro forma diluted earnings per share from continuing operations	$0.49	$1.33

As described in Note 2, total purchase price consideration included 2,222,215 shares of the Company’s common stock, subject to post-closing book value adjustments that may impact the number of shares issued in connection with the Acquisition.

e)	Reflects cash consideration of $210 million, in accordance with the terms of the Merger Agreement governing the Acquisition.

f)	Reflects the federal and state impact for combination balance sheet adjustments. Furthermore, reflects the impact of recording state taxes on historical results for the business combination. In addition, reflects an adjustment to reclassify deferred income taxes in order to present a net deferred taxes asset or liability on the balance sheet in accordance with U.S. GAAP.

Deferred income taxes

(in thousands)	As of 9/30/2017
Adjustment to reclassify NBIC’s deferred income taxes asset position	$(14,679)
Net deferred income taxes liability adjustments resulting from the Acquisition	16,692

Net deferred income taxes adjustments	$2,013

g)	Reflects elimination of NBIC’s historical deferred policy acquisition costs asset of $33.0 million for the nine months ended September 30, 2017 as a result of the Acquisition.

h)	Reflects recognition of goodwill of $109.1 million resulting from the Acquisition, as further detailed in Note 3.

i)	Adjustments to Other liabilities reflects a fair value adjustment of $0.4 million related to NBIC’s accrued retirement plan, as well as the remaining estimated transaction costs of $4.3 million in connection with the Acquisition, for which a corresponding Income tax receivable of $1.6 million has been recognized.

j)	Reflect adjustments to eliminate NBIC’s historical equity and impacts of other adjustments resulting from the Acquisition.

Adjustments to Additional paid-in capital reflects (1) elimination of NBIC’s historical additional paid-in capital balance and (2) issuance of Heritage’s stock to NBIC stockholders as part of total consideration.

(in thousands)	As of 9/30/2017
Elimination of NBIC’s historical additional paid-in capital as of September 30, 2017	$(123,070)
Issuance of common stock (consideration transferred)	39,998

Net additional paid-in capital adjustments	$(83,072)

Adjustments to Accumulated other comprehensive loss reflect the elimination of NBIC’s historical accumulated other comprehensive loss balance for the nine months ended September 30, 2017.

Adjustments to Retained earnings reflect (1) elimination of NBIC’s historical retained earnings balance $10.2 million and (2) additional transaction costs, net of $2.7 million resulting from the Acquisition for the nine months ended September 30, 2017.

Note 5 – Subsequent Debt Financing Considerations

The Company held a Special Meeting of Stockholders on December 1, 2017, at which the Company’s stockholders’ approved, as required by Rule 312 of the New York Stock Exchange Listed Company Manual, on the issuance of the Company’s common stock upon conversion of the Convertible Notes. Pursuant to the approval, the Company will have the ability to settle the conversion option in shares of common stock, cash or a combination thereof. Upon conversion of the Convertible Notes, the Company intends to pay cash in respect of only the principal amount of the Convertible Notes being converted or (if lower) the conversion value thereof, and to settle any amounts in excess thereof in cash, shares of common stock or a combination thereof, at the Company’s election.

Prior to receipt of stockholder approval, the Company recorded the fair value of the derivative liability on its balance sheet at fair value with changes in the fair values reflected in the consolidated statement of operations. As of September 30, 2017, the derivative liability was marked to fair value with a corresponding adjustment in the condensed consolidated statement of operations. For the nine months ended September 30, 2017, the Company recognized a loss on change in the fair value totaling $6.9 million. The Company may recognize additional loss on a change in the fair value of the derivative liability as a result of fluctuations in the Company’s stock price between September 30, 2017 and December 1, 2017, the date on which Stockholder approval was obtained, and such additional loss may be material.

Beginning December 1, 2017, the conversion option of the Convertible Notes qualifies for equity classification and will no longer be accounted for as a separate derivative instrument liability in accordance with applicable U.S. GAAP guidance. The following table reflects the impact of the stockholder approval on the pro forma condensed combined balance sheet as of September 30, 2017, reclassifying the conversion option into shareholder equity.

ASSETS	Heritage Pro Forma (as stated)	Note 5 Adjustments	Heritage Pro Forma (as adjusted)
Fixed maturity securities, available for sale, at fair value	595,741		595,741
Equity securities, available for sale, at fair value	25,396		25,397

Total investments	621,137		621,138
Cash and cash equivalents	223,475		223,475
Restricted cash	19,853		19,853
Accrued Investment income	5,130		5,130
Premiums receivable, net	66,100		66,100
Reinsurance recoverable on paid and unpaid claims	474,454		474,454
Prepaid reinsurance premiums	291,685		291,685
Income taxes receivable	3,240		3,240
Deferred income taxes	—		—
Deferred policy acquisition costs, net	41,888		41,888
Property and equipment, net	19,028		19,028
Intangibles, net	104,207		104,207
Goodwill	155,526		155,526
Other assets	19,510		19,510

Total Assets	2,045,233	—	2,045,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Unpaid losses and loss adjustment expenses	577,067		577,067
Unearned premiums	489,336		489,336
Reinsurance payable	211,116		211,116
Note payable, net of issuance costs	188,634		188,634
Deferred income taxes	6,506		6,506
Advance premiums	27,519		27,519
Accrued compensation	9,924		9,924
Other liabilities	134,406	(23,721)	110,685
Funds held by companies under reinsurance treaties	61,748		61,748

Total Liabilities	1,706,256	(23,721)	1,682,535

Stockholders’ Equity
Common stock	4		4
Additional paid-in capital	249,336	23,721	273,057
Accumulated other comprehensive loss	(422)		(422)
Treasury stock	(87,185)		(87,185)
Retained earnings	177,244		177,244

Total Stockholders’ Equity	338,977	23,721	362,698

Total Liabilities and Stockholders’ Equity	2,045,233	—	2,045,233